UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2009

TomoTherapy Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 Deming Way, Madison, Wisconsin		53717
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-824-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2009, TomoTherapy Incorporated (the "Company") entered into an Amendment One (the "Amendment") to the Manufacture and Supply Agreement (the "Supply Agreement") with an effective date of October 8, 2008, with Siemens AG Healthcare Sector, Components & Vacuum Technology, having a business address at Henkestrasse 127, 91052 Erlangen, Germany ("Siemens"), for the manufacture, purchase and sale of linear accelerators and related components. The Amendment is effective as of April 1, 2009.

The Amendment reduced the maximum price that Siemens could charge the Company to repair out-of warranty linear accelerator assemblies. The Amendment also provides that if a linear accelerator assembly cannot be repaired as determined by both Siemens and the Company, then Siemens will issue the Company a specified credit for the scrap value of the material. It also adds to the warranty provision that repaired out-of-warranty accelerator assemblies are warranted for twelve months from the date of delivery.

All other terms and conditions of the Supply Agreement remain in effect as set forth therein.

The foregoing discussion of the terms and conditions of the Amendment does not purport to be complete and is subject to and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference, as redacted in accordance with a request for confidential treatment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number Description

10.1 * Amendment One to Supply Agreement with Siemens AG Healthcare Sector dated April 10, 2009, effective as of April 1, 2009

* Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Form 8-K and submitted separately to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TomoTherapy Incorporated

April 13, 2009	By:	/s/ Stephen C. Hathaway

Name: Stephen C. Hathaway
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment One to Supply Agreement with Siemens AG Healthcare Sector dated April 10, 2009, effective as of April 1, 2009